Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

THIRD QUARTER RESULTS

DALLAS, TX (January 27, 2010) - Eagle Materials Inc. (NYSE: EXP) today reported financial results for the third quarter of fiscal 2010 ended December 31, 2009. Notable items for the quarter include:

•	Net earnings of $4.7 million, or $0.11 per diluted share

•	Revenues of $104.6 million

•	Cash flow from operations of approximately $23 million

•	Net debt-to-total capitalization ratio of 38% compared to 45% a year ago

Revenues this quarter were down 24% compared with the same quarter a year ago. Net earnings were down 58% compared to the same quarter last year. Lower operating costs across all of Eagle’s businesses, as well as lower financing costs and corporate overhead, were offset by continued declines in quarterly sales volumes and prices.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard’s third quarter operating earnings of $0.9 million were down 86% over the same quarter last year. Lower net sales prices and sales volumes were the primary drivers of the quarterly earnings decline.

Gypsum Wallboard and Paperboard revenues for the third quarter totaled $58.3 million, a 24% decrease from the same quarter a year ago. The revenue decline reflects lower Gypsum Wallboard and Paperboard sales volumes and prices. The average Gypsum Wallboard net sales price this quarter was $89.00 per MSF, 14% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 388 million square feet (MMSF) represents a 14% decline from the same quarter last year. The average Paperboard net sales price this quarter was $415.62 per ton, 16% less than the same quarter a year ago. Paperboard sales volume for the quarter was 50,000 tons, 4% less than the same quarter a year ago.

Cement, Concrete and Aggregates

Operating earnings from Cement for the third quarter were $13.4 million, a 39% decline from the same quarter a year ago. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $53.4 million, 25% less than the same quarter last year. Cement sales volumes for the quarter were 584,000 tons, 17% below the same quarter a year ago.

Eagle’s purchased cement sales volumes for the quarter declined to approximately 2,000 tons, or less than 1% of total cement sales volume, compared to approximately 110,000 tons, or 16% of total sales volume for the same quarter a year ago. The average net sales price this quarter was $84.01 per ton, 12% less than the same quarter last year.

Concrete and Aggregates reported a $0.1 million operating loss for the third quarter, down from the $0.4 million operating profit for the same quarter a year ago, primarily due to lower sales volumes and net sales prices.

Revenues from Concrete and Aggregates were $9.3 million for the quarter, 39% less than the same quarter a year ago. Concrete sales volume decreased 34% from the same quarter a year ago to 95,000 cubic yards. Concrete average net sales price for the quarter of $66.53 per cubic yard was 9% less than the same quarter a year ago. Aggregates sales volume of 468,000 tons for this quarter was 36% less than the sales volume for the same quarter a year ago. Aggregates average net sales price for the quarter was $6.25, down 2% compared to last year’s third quarter.

Details of Financial Results

Texas Lehigh Cement Company LP, one of our cement plant operations, is conducted through a 50/50 joint venture (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments in the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The Company is headquartered in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Wednesday, January 27, 2010. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (Quarter)

(3)	Revenues and Earnings by Lines of Business (Nine Months)

(4)	Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(5)	Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,
	2009	2008	Change
Revenues	$104,639	$137,829	-24%
Earnings Before Income Taxes	$5,467	$16,550	-67%
Net Earnings	$4,684	$11,259	-58%
Earnings Per Share:
- Basic	$0.11	$0.26	-58%
- Diluted	$0.11	$0.26	-58%
Average Shares Outstanding:
- Basic	43,752,952	43,517,844	1%
- Diluted	44,092,803	43,826,789	1%

	Nine Months Ended December 31,
	2009	2008	Change
Revenues	$370,716	$493,566	-25%
Earnings Before Income Taxes	$40,150	$49,726	-19%
Net Earnings	$28,798	$34,734	-17%
Earnings Per Share:
- Basic	$0.66	$0.80	-18%
- Diluted	$0.65	$0.79	-18%
Average Shares Outstanding:
- Basic	43,655,146	43,473,363	0%
- Diluted	44,033,928	43,869,479	0%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended December 31,
	2009	2008	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$45,374	$61,393	-26%
Gypsum Paperboard	12,900	15,555	-17%

	58,274	76,948	-24%
	56%	56%
Cement (Wholly Owned)	37,171	45,874	-19%
	35%	33%
Concrete and Aggregates	9,084	14,901	-39%
	9%	11%
Other, net	110	106	+4%
	0%	0%

Total	$104,639	$137,829	-24%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$(2,287)	$2,800	-182%
Gypsum Paperboard	3,216	4,038	-20%

	929	6,838	-86%
	7%	23%
Cement:
Wholly Owned	7,481	13,330	-44%
Joint Venture	5,910	8,681	-32%

	13,391	22,011	-39%
	93%	75%
Concrete and Aggregates	(98)	406	-124%
	-1%	2%
Other, net	110	106	+4%
	1%	0%

Total Operating Earnings	14,332	29,361	-51%
	100%	100%

Corporate General Expenses	(3,170)	(5,140)
Interest Expense, net	(5,695)	(7,671)

Earnings Before Income Taxes	$5,467	$16,550	-67%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Nine Months Ended December 31,
	2009	2008	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$159,016	$217,374	-27%
Gypsum Paperboard	38,298	55,710	-31%

	197,314	273,084	-28%
	53%	55%
Cement (Wholly Owned)	135,886	161,955	-16%
	37%	33%
Concrete and Aggregates	37,319	54,682	-32%
	10%	11%
Other, net	197	3,845	-95%
	0%	1%

Total	$370,716	$493,566	-25%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$2,453	$(3,928)	n/a
Gypsum Paperboard	12,618	12,095	+4%

	15,071	8,167	+85%
	22%	9%
Cement:
Wholly Owned	34,241	46,313	-26%
Joint Venture	18,276	25,421	-28%

	52,517	71,734	-27%
	76%	82%
Concrete and Aggregates	1,692	3,881	-56%
	2%	5%
Other, net **	113	3,845	-97%
	0%	4%

Total Operating Earnings	69,393	87,627	-21%
	100%	100%

Corporate General Expenses	(12,314)	(14,110)
Interest Expense, net	(16,929)	(23,791)

Earnings Before Income Taxes	$40,150	$49,726	-19%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 4.
**	Nine months ended December 31, 2008 results include a $2.6 million gain on sale of railcars.

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues

(unaudited)

	Sales Volume
	Quarter Ended December31,			Nine Months Ended December 31,
	2009	2008	Change	2009	2008	Change

Gypsum Wallboard (MMSF’s)	388	453	-14%	1,302	1,655	-21%

Cement (M Tons):
Wholly Owned	418	461	-9%	1,497	1,601	-6%
Joint Venture	166	240	-31%	529	765	-31%

	584	701	-17%	2,026	2,366	-14%

Paperboard (M Tons):
Internal	15	18	-17%	53	68	-22%
External	35	34	+3%	105	118	-11%

	50	52	-4%	158	186	-15%

Concrete (M Cubic Yards)	95	144	-34%	380	501	-24%

Aggregates (M Tons)	468	735	-36%	1,928	2,835	-32%

	Average Net Sales Price*
	Quarter Ended December 31,			Nine Months Ended December 31,
	2009	2008	Change	2009	2008	Change

Gypsum Wallboard (MSF)	$89.00	$103.71	-14%	$94.10	$96.28	-2%
Cement (Ton)	$84.01	$95.00	-12%	$86.34	$96.63	-11%
Paperboard (Ton)	$415.62	$494.11	-16%	$410.16	$499.97	-18%
Concrete (Cubic Yard)	$66.53	$72.74	-9%	$67.75	$73.47	-8%
Aggregates (Ton)	$6.25	$6.39	-2%	$6.36	$6.56	-3%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Intersegment Revenues:
Cement	$915	$1,582	$3,748	$5,433
Paperboard	8,124	10,309	26,753	38,754
Concrete and Aggregates	167	238	672	734

	$9,206	$12,129	$31,173	$44,921

Cement Revenues:
Wholly Owned	$37,171	$45,874	$135,886	$161,955
Joint Venture	15,327	23,955	48,736	76,073

	$52,498	$69,829	$184,622	$238,028

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,		March 31, 2009*
	2009	2008

ASSETS
Current Assets –
Cash and Cash Equivalents	$22,442	$47,824	$17,798
Accounts and Notes Receivable, net	38,262	50,614	44,261
Inventories	99,515	102,246	107,063
Prepaid and Other Assets	4,553	2,584	6,161

Total Current Assets	164,772	203,268	175,283

Property, Plant and Equipment –	1,100,534	1,086,826	1,089,610
Less: Accumulated Depreciation	(455,960)	(407,514)	(419,669)

Property, Plant and Equipment, net	644,574	679,312	669,941
Notes Receivable	7,024	6,828	6,301
Investments in Joint Venture	33,797	38,016	39,521
Goodwill and Intangibles	152,335	152,971	152,812
Other Assets	24,065	24,531	22,810

	$1,026,567	$1,104,926	$1,066,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$16,460	$25,140	$19,645
Federal Income Taxes Payable	3,817	2,470	—
Accrued Liabilities	38,086	44,804	44,604

Total Current Liabilities	58,363	72,414	64,249

Senior Notes	300,000	400,000	300,000
Bank Credit Facility	—	—	55,000
Long-Term Liabilities	100,090	90,626	97,104
Deferred Income Taxes	118,890	116,648	122,488
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 43,809,874, 43,544,038 and 43,589,775 Shares, respectively.	438	435	436
Capital in Excess of Par Value	16,878	6,576	11,166
Accumulated Other Comprehensive Losses	(6,040)	(1,368)	(6,040)
Retained Earnings	437,948	419,595	422,265

Total Stockholders’ Equity	449,224	425,238	427,827

	$1,026,567	$1,104,926	$1,066,668

*	From audited financial statements.